Exhibit 5.01

April 8, 2016

Amyris, Inc.

5885 Hollis Street, Ste. 100

Emeryville, California 94608

Ladies and Gentlemen:

We deliver this opinion with respect to certain matters in connection with the offering by Amyris, Inc., a Delaware corporation (the “Company”), of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), with an aggregate maximum offering price of up to $50,000,000 (the “Shares”), to be issued from time to time pursuant to that certain At Market Issuance Sales Agreement (the “Sales Agreement”), dated as of March 8, 2016, among the Company, FBR Capital Markets & Co. and MLV & Co. LLC. The Shares were registered pursuant to the Registration Statement on Form S-3 (File No. 333-203216) filed by the Company with the Securities and Exchange Commission (the “Commission”) on April 2, 2015, as subsequently amended on April 9, 2015 (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Securities Act”), the prospectus contained within the Registration Statement (the “Base Prospectus”), and the related prospectus supplement dated April 8, 2016, filed with the Commission pursuant to Rule 424(b) under the Securities Act (the “Prospectus Supplement” and, together with the Base Prospectus, the “Prospectus”). The offering of the Shares is referred to herein as the “Offering.” The Shares are to be sold by the Company as described in the Registration Statement, the Prospectus and the Sales Agreement.

In rendering this opinion, we have examined such matters of fact as we have deemed necessary in order to render the opinions set forth herein, which included examination of the following:

(1)	The Company’s Restated Certificate of Incorporation, filed with the Delaware Secretary of State on September 30, 2010, and certified by the Delaware Secretary of State on September 30, 2010, as amended by that certain Certificate of Amendment of the Restated Certificate of Incorporation filed with the Delaware Secretary of State on May 9, 2013 and certified by the Delaware Secretary of State on May 9, 2013, that certain Certificate of Amendment of the Restated Certificate of Incorporation, dated May 12, 2014 and certified by the Delaware Secretary of State on May 12, 2014, and that certain Certificate of Amendment of the Restated Certificate of Incorporation, dated September 18, 2015 and certified by the Delaware Secretary of State on September 18, 2015 (as so amended, the “Restated Certificate”);

April 8, 2016

(2)	The Company’s Amended and Restated Bylaws, certified by the Company’s Secretary on November 30, 2015 (the “Bylaws”);

(3)	The Registration Statement, together with the exhibits filed as a part thereof or incorporated therein by reference;

(4)	The Prospectus;

(5)	The Current Report on Form 8-K to which this opinion is filed as an exhibit (the “Form 8-K”);

(6)	The Sales Agreement;

(7)	Minutes of meetings and/or actions by written consent of the Company’s Board of Directors and any committee thereof (collectively, the “Board”) and the Company’s stockholders (the “Stockholders”) at which, or pursuant to which, the Board and/or the Stockholders approved (i) the Restated Certificate, (ii) the Bylaws, (iii) the filing of the Registration Statement, (iv) the Sales Agreement; (v) the Offering, and (vi) related matters;

(8)	The stock records of the Company that the Company has provided to us (consisting of a certificate from the Company’s transfer agent, Wells Fargo Bank, N.A., Wells Fargo Shareowner Services, dated April 8, 2016, verifying the number of the Company’s issued and outstanding shares of capital stock as of April 7, 2016 and a list of any and all outstanding options, warrants, convertible or exchangeable securities and other rights to purchase or otherwise acquire the Company’s capital stock that was prepared by the Company and dated April 8, 2016 verifying the number of such issued and outstanding securities and the Company’s certification to us that such list sets forth all of the outstanding options, warrants, convertible or exchangeable securities and other rights to purchase or otherwise acquire the Company’s capital stock);

(9)	A Certificate of Good Standing issued by the Delaware Secretary of State with respect to the Company dated April 8, 2016 (the “Certificate of Good Standing”); and

(10)	An Opinion Certificate addressed to us and dated of even date herewith executed by the Company, containing certain factual representations (the “Opinion Certificate”).

In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the genuineness of all signatures on original documents, the authenticity and completeness of all documents submitted to us as originals, the conformity to originals and completeness of all documents submitted to us as copies, the legal capacity of all persons or entities executing the same, the lack of any undisclosed termination, modification, waiver or amendment to any document reviewed by us, the absence of any other extrinsic agreements or documents that might change or affect the interpretation or terms of any document we have reviewed and the due authorization, execution and delivery of all documents by all parties thereto. We have also assumed that any certificates or instruments representing the Shares have been, or will be when issued, properly signed by authorized officers of the Company or their agents.

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We render this opinion only with respect to, and express no opinion herein concerning the application or effect of the laws of any jurisdiction other than the existing Delaware General Corporation Law (collectively, the “Applicable Laws”).

As to matters of fact relevant to this opinion, we have relied solely upon our examination of the documents referred to above and have assumed the current accuracy and completeness of the information obtained from the documents referred to above and the representations and warranties made by representatives of the Company to us, including but not limited to those set forth in the Opinion Certificate. We have made no independent investigation or other attempt to verify the accuracy of any of such information or to determine the existence or non-existence of any other factual matters.

With respect to our opinion expressed in paragraph (1) below as to the valid existence and good standing of the Company under the laws of the State of Delaware, we have relied solely upon the Certificate of Good Standing and representations made to us by the Company in the Opinion Certificate.

With respect to our opinion expressed in paragraph (2) below, we have assumed that, (i) at or prior to the time of issuance of the Shares, the Registration Statement will have been declared effective under the Securities Act with respect to all of the Shares, and will not have been modified, withdrawn or deregistered and that there will not have occurred any change in law affecting the validity of the issuance of the Shares and (ii) the Sales Agreement will remain in full force and effect through the time of issuance of any Shares and will not be amended in any manner that effects the validity of the issuance of, or payment for, any Shares.

With respect to our opinions expressed in paragraph (2) below, we have assumed that, (i) at or prior to the time of the delivery of any of the Shares, there will not have occurred any change in the law or the facts, or amendments to the Restated Certificate or Bylaws, affecting the validity of the Shares, (ii) at the time of the offer, issuance and sale of any Shares, no stop order suspending the Registration Statement’s effectiveness will have been issued and remain in effect, and that the Registration Statement will not have been modified or rescinded, and (iii) upon the issuance of any of the Shares, the total number of shares of Common Stock issued and outstanding will not exceed the total number of shares of Common Stock that the Company is then authorized to issue under its Restated Certificate. We also have assumed that the issuance and delivery of the Shares subsequent to the date hereof and the compliance by the Company with the terms of such Shares will not result in a violation of any provision of any instrument or agreement then binding upon the Company or any restriction imposed by any court or governmental body then having jurisdiction over the Company.

Opinions. Based upon and subject to the foregoing, we are of the following opinion:

(1)       The Company is a corporation validly existing, in good standing, under the laws of the State of Delaware.

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(2)     When the Shares are issued, sold and delivered in the manner and for the consideration (of not less than par value per share of the Common Stock) contemplated by the Sales Agreement, Registration Statement, the Prospectus and the resolutions adopted and to be adopted by the Board or a committee thereof with respect to the offer, sale and issuance thereof, such Shares will be validly issued, fully paid and nonassessable.

We consent to the use of this opinion as an exhibit to the Form 8-K and further consent to all references to us, if any, in the Registration Statement, the Prospectus and any amendments or supplements thereto. In giving this consent we do not thereby admit that we come within the category of persons whose consent is required by the Securities Act or by the rules and regulations promulgated thereunder.

[Signature page follows]

April 8, 2016

This opinion is intended solely for use in connection with the issuance and sale of the Shares subject to the Registration Statement and is not to be relied upon for any other purpose. In providing this letter, we are opining only as to the specific legal issues expressly set forth above, and no opinion shall be inferred as to any other matter or matters. This opinion is rendered on, and speaks only as of, the date of this letter first written above, is based solely on our understanding of facts in existence as of such date and does not address any potential changes in facts, circumstances or law that may occur after the date of this opinion letter. We assume no obligation to advise you of any fact, circumstance, event or change in the law or the facts that may hereafter be brought to our attention, whether or not such occurrence would affect or modify any of the opinions expressed herein.

Very truly yours,

/s/ Fenwick & West LLP

FENWICK & WEST LLP

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